Exhibit 99.2

ACQUISITION OF HOMETOWN BANCORP, LTD INVESTOR PRESENTATION July 26, 2022 TICKER: BFC (NASDAQ)

LEGAL DISCLOSURE

Forward Looking Statements

This presentation contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as "may," "believe," "expect," "anticipate," "intend," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the merger with Hometown Bancorp, Ltd. ("Hometown"), the expected returns and other benefits of the merger to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the merger on Bank First Corporation's ("Bank First") capital ratios. Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of Hometown's business into Bank First, (5) the failure to obtain the necessary approval by the shareholders of Hometown, (6) the amount of the costs, fees, expenses and charges related to the merger, (7) the ability by Bank First to obtain required governmental approvals of the merger, (8) reputational risk and the reaction of each of the companies' customers, suppliers, employees or other business partners to the merger, (9) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing of the merger, (10) the risk that the integration of Hometown's operations into the operations of Bank First will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by Bank First's issuance of additional shares of its common stock in the merger transaction, (13) the successful and timely closing of the pending acquisition of Denmark Bancshares, Inc., and (14) general competitive, economic, political and market conditions. Other relevant risk factors may be detailed from time to time in Bank First's press releases and filings with the Securities and Exchange Commission (the "SEC"). Consequently, no forward-looking statement can be guaranteed. Neither Bank First nor Hometown undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this presentation or any related documents, Bank First and Hometown claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information about the Merger and Where to Find It

This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer or solicitation would be unlawful.

In connection with the proposed merger, Bank First will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Hometown and a prospectus of Bank First, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BANK FIRST, DENMARK AND THE PROPOSED MERGER. The proxy statement/prospectus will be sent to the shareholders of Hometown seeking the required shareholder approval. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by Bank First through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by Bank First will also be available free of charge by directing a written request to Bank First Corporation, P.O. Box 10, Manitowoc, Wisconsin 54221-0010, Attn: Kelly Dvorak. Bank First's telephone number is (920) 652-3100.

Participants in the Transaction

Bank First, Hometown and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Hometown in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about Bank First and its directors and officers may be found on Bank First's Investor Relations page at https://ir.bankfirst.com/corporate-profile/officers-directors/default.aspx .

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3 • Acquisition of high - performing Wisconsin - based community bank continues Bank First’s growth strategy • Partners two highly compatible franchises with shared ethical values and commitment to the people they serve • Franchise overlap in Wisconsin enhances Bank First’s market share position while providing opportunity to drive efficiency Strategically Compelling Financially Attractive Low Risk Transaction TRANSACTION HIGHLIGHTS • Strong EPS accretion of 13.0% in first full - year with cost savings • Manageable TBV dilution at closing with an earnback of 2.5 years using the crossover method • Projected 20%+ internal rate of return exceeds internal targets • Strong commercial and industrial customer base • Well - aligned values with similar credit cultures • Completed comprehensive due diligence process • In - market transaction with identified cost savings opportunities • Experienced acquirer, core competency in integration processes Source: S&P Capital IQ Pro

TRANSACTION SUMMARY Buyer ▪ Bank First Corporation (“Bank First”) ▪ Manitowoc, WI ▪ Established 1894 Seller ▪ Hometown Bancorp, Ltd (“Hometown”) ▪ Fond du Lac, WI ▪ Established 1907 Consideration ▪ Stock consideration exchange ratio of 0.3962x or $29.16 per share in cash ▪ Cash election limited to 30% of shares outstanding Transaction Value¹ ▪ $124.0 million in aggregate ▪ $29.61 per share Valuation Multiples¹ ▪ 213% of Tangible Book Value ▪ 14.7x LTM Earnings ▪ 9.7x LTM Earnings + Cost Savings ▪ 12.2% Premium on core deposits ▪ Pay - to - Trade ratio of 97% Pro Forma Ownership & Board Representation ▪ ~88% Bank First / 12% Hometown ▪ Tim McFarlane will join Bank First board of directors and serve as the President of Bank First Expected Closing ▪ Fourth quarter of 2022 subject to regulatory approval and available data conversion date 4 1) Transaction value and valuation multiples are based on BFC’s closing share price of $75.23 as of July 22, 2022 and Hometown’s March 31, 2022 financial data

OVERVIEW OF HOMETOWN BANK

Company Overview

Hometown Bank

- Hometown Bank was founded in 1907 and is based in Fond du Lac, Wisconsin
- Operates primarily in eastern Wisconsin through 11 branches in the attractive Fond du Lac, Appleton and Madison markets
- Highly profitable bank with average ROAA of 1.50% [1]
- Commercially focused with 31% C&I and 45% CRE [2]
- Stable, low-cost deposit base with total cost of deposits of 6 bps [2]
- Chairman, President & CEO Timothy McFarlane has 33 years of banking experience, including 18 with Hometown

Branch Footprint


Hometown (11)
Green Bay
Manitowoc
Fond du Lac
Sheboygan
Lake Michigan
Madison
Milwaukee

Hometown Bank Financial Highlights

($ in millions)	2020	2021	2022Q2
Balance Sheet			
Total Assets	$604	$658	$626
Gross Loans (Inc. HFS)	$431	$416	$420
Total Deposits	$516	$565	$539
Capital Position			
Bank-level Equity	$74	$78	$78
Bank-level TCE / TA	11.2%	11.0%	11.6%
Consolidated Equity	$57	$65	$65
Consolidated TCE / TA	8.4%	9.0%	9.5%
Profitability [3]			
ROAA	1.47%	1.46%	1.20%
ROAE	11.6%	12.1%	10.0%
Net Interest Margin	3.59%	3.37%	3.11%
Efficiency Ratio	51.5%	46.7%	57.2%
Asset Quality			
NPAs[4] / Assets	0.29%	0.23%	0.22%
LLR / Gross Loans	1.41%	1.88%	1.87%

1) Annual average shown for 2017 through 2021
2) As of March 31, 2022
3) 2022Q2 profitability metrics shown for the six months ending June 30, 2022
4) Excludes TDRs, 2022Q2 column incorporates March 31, 2022 data

Note: Financial shown for Hometown Bank as of June 30, 2022, unless noted otherwise
Source: S&P Capital IQ Pro, Company documents

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BUILDING THE PREMIER WISCONSIN FRANCHISE 6 Note: Bank First branch count shown pro forma for the pending acquisition of Denmark Bancshares, Inc.; Source: S&P Capital IQ Pro

7 PRO FORMA LOAN & DEPOSIT MIX Pro Forma Yield on Loans: 4.05% Yield on Loans: 4.18% Yield on Loans: 4.06% Cost of Deposits: 0.25% Cost of Deposits: 0.06% Cost of Deposits: 0.22% Deposit Composition Loan Composition 1 - 4 23% CRE 51% C&I 17% C&D 6% Cons. + Other 2% 1 - 4 16% CRE 45% C&I 31% C&D 6% Cons. + Other 2% 1 - 4 22% CRE 51% C&I 19% C&D 6% Cons. + Other 2% Noninterest Bearing 35% Transaction 16% MMDA + Savings 42% Retail 6% Jumbo 1% Noninterest Bearing 31% Transaction 12% MMDA + Savings 48% Retail 9% Jumbo 1% Noninterest Bearing 30% Transaction 11% MMDA + Savings 49% Retail 9% Jumbo 2% Note: Bank First GAAP data as of March 31, 2022. Hometown Bank and Denmark State Bank regulatory data as of March 31, 2022; B ank First financials reflect pro forma information for the pending acquisition of Denmark Bancshares, Inc.; Jumbo defined as CDs greate r t han $250k Source: S&P Capital IQ Pro

8 FINANCIAL IMPACT Key Assumptions ▪ Cost savings of 40.0% of Hometown’s expense base ▪ $8.7 million in estimated pre - tax deal expense ▪ Loan credit mark of 1.50% estimated gross loans at closing, or $6.2 million ▪ PCD loan credit mark of 50.0% or $3.1 million, pre - tax (recorded as ACL) ▪ Non - PCD loan credit mark of 50.0% or $3.1 million pre - tax, accreted to income over life of loans ▪ Day 2 CECL reserve of $3.1 million (1.0x non - PCD mark) ▪ Additional rate marks on securities and trust preferred securities accreted through earnings ▪ Core deposit intangible of 1.50%, amortized over 10 years SYD EPS Accretion ▪ 2023 estimated accretion of 10.9% ▪ 2024 estimated accretion of 13.0% TBV Impact ▪ Immediate TBV dilution of 6.9% ▪ 2.5 year TBV earnback period using the crossover method Internal Rate of Return ▪ 20%+ IRR, above internal targets Pro Forma Capital at Closing ▪ 8.0% tangible common equity / tangible assets ▪ 8.5% leverage ratio Note: Financial impact assumes a 70%/30 % stock/cash election by Hometown Shareholders .

Source: S&P Capital IQ Pro 9 $1.2 $1.3 $1.8 $1.8 $2.2 $2.7 $2.9 $3.0 $0.7 $0.6 2015 2016 2017 2018 2019 2020 2021 2022Q2 Total Assets ($B) DEMONSTRATED M&A EXPERIENCE Acquisition Waupaca Bancorporation October 2017 $ 429M Assets Acquisition Partnership Community Bancshares July 2019 $310 M Assets Acquisition Tomah Bancshares May 2020 $183 M Assets Acquisition Denmark Bancshares Pending $689 M Assets Acquisition Hometown Bancorp Pending $628 M Assets

$1.91 $2.20 $2.59 $3.60 $3.74 $4.71 $5.88 $6.03 $6.82 $0.74 2015 2016 2017 2018 2019 2020 2021 2022E 2023E DRIVING EARNINGS PER SHARE GROWTH 10 Note: 2022E and 2023E are median consensus analyst estimates; 2023E includes the impact of 10.9% EPS accretion Source: S&P Capital IQ Pro Earnings Per Share ($) 2023E EPS Accretion from Hometown Acquisition of 10.9% or $0.74 per share

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